EX-99.77M - MERGERS
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The Goldman Sachs Core Fixed Income Fund of the Goldman Sachs Trust ("GST")
acquired the assets and liabilities of the Signal Income Fund, a separate series of the Coventry Group ("Coventry").

With regard to this Reorganization, GST incorporates herein by reference the definitive Combined Proxy Statement/Prospectus dated March 10, 2007, and Statement of Additional Information dated March 10, 2007, each as filed electronically with the Securities and Exchange Commission on March 20, 2007 (Accession No. 0000950123-07-004120) (the "Proxy Soliciting Materials").

The following is provided in response to questions not addressed in the Proxy Soliciting Materials:

(a) The Reorganization with respect to the Signal Income Fund closed on April 30, 2007.

(b) A Plan of Reorganization was approved by the Signal Income Fund at a Special Meeting of Shareholders of the Fund held on April 27, 2007. Coventry's Board of Trustees approved the Plan of Reorganization and fund transactions at a meeting held on January 22, 2007.


In addition, the Goldman Sachs Municipal Income Fund of the Goldman Sachs Trust ("GST") acquired the assets and liabilities of the Signal Tax-Exempt Income Fund, a separate series of the Coventry Group.

With regard to this Reorganization, GST incorporates herein by reference the definitive Combined Proxy Statement/Prospectus dated March 10, 2007, and Statement of Additional Information dated March 10, 2007, each as filed electronically with the Securities and Exchange Commission on March 20, 2007 (Accession No. 0000950123-07-004120) (the "Proxy Soliciting Materials").

The following is provided in response to questions not addressed in the Proxy Soliciting Materials:

(a) The Reorganization with respect to the Signal Tax-Exempt Income Fund closed on April 30, 2007.

(b) A Plan of Reorganization was approved by the Signal Tax-Exempt Income Fund at a Special Meeting of Shareholders of the Fund held on April 27, 2007. Coventry's Board of Trustees approved the Plan of Reorganization and fund transactions at a meeting held on January 22, 2007.